Remark Media to Present at the 4th Annual Liolios Gateway
Conference on September 10, 2015

LAS VEGAS, NV - September 10, 2015 - Remark Media (NASDAQ:MARK), a global digital media company, has been invited to present at the 2015 Liolios Gateway Conference being held on September 9-10, 2015 at the Four Seasons Hotel San Francisco.

Remark Media CFO Doug Osrow is scheduled to present on Thursday, September 10 at 4:00 p.m. Pacific time, with one-on-one meetings held throughout the day.

Highlights of the presentation include the following:

•	Key financial statement items from Q2 and 1H 2015

•	Updates regarding digital media properties and growth initiatives, including Bikini.com, Roomlia, KanKan and proposed acquisition of Vegas.com

•	Financial highlights of Vegas.com, including LTM gross bookings in excess of $250M, and potential post-acquisition opportunities

The presentation will be webcast live and may be accessed on the Gateway Conference website at www.gateway-conference.com/presenters. A copy of the presentation materials is available on Remark Media’s website at www.remarkmedia.com/presentations/.

About Remark Media, Inc.
Remark Media, Inc. (NASDAQ: MARK) is a global digital media company focusing on the 18-year-old to 34-year-old. The company's primary operations consist of owning and operating digital media properties, such as websites and applications for mobile devices, that provide unique, dynamic digital media experiences in multiple content verticals, including personal finance, young adult lifestyle, travel, education and entertainment. Remark's websites and mobile applications provide what it believes are compelling content, trusted brands, and valuable resources for consumers. The company is headquartered in Las Vegas, Nevada, with additional operations in Beijing, China and Sao Paolo, Brazil. For more information, please visit www.remarkmedia.com.

About the Gateway Conference
The 4th Annual Gateway Conference is an invite-only conference presented by Liolios, a comprehensive financial communications firm. Gateway was designed to bring together the most compelling companies with the nation’s top institutional investors and analysts. This year’s event features more than 90 companies from a number of growth industries, including technology, business and financial services, consumer, digital media, clean technology and life sciences. The format has been designed to give attendees direct access to senior management via company presentations, Q&A sessions and one-on-one meetings. For more information, visit www.gateway-conference.com or www.liolios.com.

Forward-looking Statements
This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be in the future tense, and often include words such as “anticipate”, “expect”, “project”, “believe”, “plan”, “estimate”, “intend”, “will” and “may”. These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of Remark Media. Relevant risks and uncertainties include those referenced in Remark Media’s filings with the SEC, and include but are not limited to: its losses and need to raise capital; its ability to procure content and monetize audiences; recent and future changes in technology, services and standards; a disruption or failure of its or its vendors’ network and information systems or other technology relied on by Remark Media; changes in consumer behavior, including changes in spending behavior and changes in when, where and how content is consumed; the popularity of its products and services; changes in its plans, initiatives and strategies, and consumer acceptance thereof; competitive pressures, including as a result of user fragmentation and changes in technology; changes in advertising market conditions or advertising expenditures due to, among other things, economic conditions, changes in consumer behavior, pressure from public interest groups, changes in laws and regulations and other societal or political developments; piracy and Remark Media’s ability to exploit and protect its intellectual property rights in and to its content and other products; restrictions on intellectual property under agreements with third parties; challenges inherent in developing an online business; reliance on key personnel; risks of business in foreign countries, notably China and Brazil, including obtaining regulatory approvals and adjusting to changing political and economic policies; governmental laws and regulations, including unclear and changing laws and regulations related to the Internet sector in foreign countries, especially China; general industry conditions and competition; and general economic conditions, such as advertising rate, interest rate and currency exchange rate fluctuations. These risks and uncertainties could cause the company’s actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Remark Media assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Contact:
Douglas Osrow
Remark Media, Inc.
dosrow@remarkmedia.com
702-701-9514 ext. 3025